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Selected Financial Data - Exhibit 99

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                                                    Three months ended              Six months ended
                                                         June 30,                        June 30,
                                                 -----------------------           -----------------
                                                1996                1995          1996            1995
                                             ----------          ---------     ---------       ---------
Return on average assets (annualized)             1.15%             1.01%         1.14%            .99%
Return on average equity (annualized)            12.34             11.34         12.16           11.29
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